                                                                    EXHIBIT 99.1

                          CALAVO GROWERS, INC. REPORTS
                     RECORD SECOND QUARTER OPERATING RESULTS
                   -------------------------------------------
          NET INCOME SURGES MORE THAN 35 PERCENT ON STRONG SALES GAINS,
                     DISCIPLINED FOCUS FOR CONTAINING COSTS

Second Quarter Highlights Include:

        -       Total Net Revenues Rise 33 Percent

        -       All Business Units Register Sales Gains

        -       Robust Growth in California Avocado Segment

        - 60 Percent Net Sales Increase in International Avocados and Perishable Food Products Segment (International)

        -       New Uruapan, Mexico Processing Facility Commences Production

        -       Company Expresses Confidence Regarding Fiscal 2004 Outlook

             -------------------------------------------------------

SANTA ANA, Calif. (June 3, 2004) - Calavo Growers, Inc. (Nasdaq-NM: CVGW), the global leader in packing and distributing fresh avocados, processed avocados and other perishable food products, today reported record operating results for the second quarter of fiscal 2004, with revenues and net income climbing to historic highs.

        For the three months ended April 30, 2004, net income advanced 35 percent to $2.3 million, equal to $0.17 per fully diluted share, from $1.7 million, or $0.13 per fully diluted share, in last year's second quarter.

        Propelled by strong year-over-year sales growth in both its California Avocado and International segments, net revenues jumped 33 percent in the recently concluded period to $76.4 million from $57.4 million posted in the like quarter of fiscal 2003.

        "Calavo delivered an outstanding and extremely gratifying second quarter operating performance," said Lee E. Cole, the company's chairman, president and chief executive officer. "We witnessed sales growth in all three of our business segments, with most notably, California and International segment net revenues rising 27 and 60 percent, respectively."

        He continued, "By all indications in the second quarter - and as anticipated - the California avocado harvest is snapping back from last year's cyclically smaller total industry crop and appears poised to gain velocity throughout the second half of fiscal 2004. This favorable California performance, in tandem with outstanding sales generated by International, catapulted revenues in the period."

        According to Cole, Calavo's sharp net-profit growth benefited from a "disciplined approach to cost containment," as selling, general and administrative (SG&A) expenses dipped slightly from the second period last year.

        "We are committed to maintaining a firm rein on operating costs, particularly as Calavo accelerates revenue growth across its various segments," Cole continued. "This rigorous emphasis - the ability to boost sales while holding our ground on operating expense - favorably impacted the bottom line as evidenced by the most recent quarter."

        For the first half of fiscal 2004, net income totaled $2.0 million, equal to $0.15 per fully diluted share, on revenues of $125.5 million. This compares with net income of $2.2 million, approximating $0.17 per diluted share, on $101.6 million net revenues posted in the initial six months last year.

Mexican Processed Facility Commences Operation

        Referencing one of Calavo's most significant initiatives - its new processed products manufacturing facility in Uruapan, Mexico - the company stated that, as previously disclosed, the 90,000-plus-square-foot plant commenced operations during the fiscal second period. Cole indicated production at the new facility made significant strides toward meeting the company's objectives for the Processed Products segment.

        The Calavo CEO continued: "We are concentrating on increasing production in the new facility, including installation of our second ultra-high-pressure machine for guacamole and shifting operations from the company's Mexicali, Mexico facility. As anticipated, the transition has resulted in increased expenses related to, among other factors, duplicative overhead and co-packing by outside contractors. We expect, however, to soon realize increased efficiencies gained from this world-class, new facility, as well as to achieve anticipated reductions in these above-mentioned transition costs."

California Avocados

        Net sales totaled $44.4 million, an increase of 27 percent or $9.4 million from $35.0 million in last year's second quarter. The higher sales reflect Calavo's market share of a cyclically larger 2004 California avocado harvest, according to industry forecasts. Calavo estimates that its second-quarter share of the California fresh avocado market approximated 34.6 percent, in line with the comparable prior-year period.

International Avocados and Perishable Food Products

        Net sales in the International segment soared 60 percent to $25.3 million from $15.8 million in the corresponding quarter of fiscal 2003. Approximately half of segment net revenue growth is attributable to strong year-over-year gains of Mexican-grown avocados to global markets, including robust demand from Japan. However, the impact of increased fruit costs partially offset the benefit of these higher sales and resulted in pressure on second-period segment gross margin. This year's second-quarter results also include the company's Maui Fresh International subsidiary, which was acquired on Nov. 7, 2003.

        Cole stated, "International accounted for nearly one-third of Calavo's total revenues in the second quarter and approximately half of our year-to-year rise in period sales. The unit's sales performance is clearly indicative of the success of Calavo's diversification strategy - both beyond California and beyond avocados."

Processed Products

        Processed Products second quarter net sales advanced two percent to $6.7 million from $6.6 million in the like quarter last year. Revenue gains reflect increased demand for the company's ultra-high-pressure guacamole product by the foodservice channel. Gross margin as a percent of sales was in line with last year's second period. However, the company continued to experience higher costs associated with opening its new Uruapan facility - including duplicative overhead, transportation and subcontracting fees for co-packing - that adversely impacted margins and profitability.

        "Sales continue to trend very favorably in the processed segment," said Cole. "Demand for ultra-high-pressure outstrips current capacity, which will increase significantly once the operations in Uruapan normalize. As production hits its stride and we're able to reduce extraneous expense, we foresee margin and profit improvement in the segment."

Looking Ahead: Summary and Outlook

        Commenting on the operating picture for the balance of fiscal 2004, Cole stated, "As we begin the second half of the year, we are well positioned to continue implementing our ambitious strategic agenda focused squarely on driving revenue and profit growth."

        "Specifically, as the industry's leader, with the California avocado market showing seasonal strength, we will benefit through increased packinghouse volumes as we proceed into the principal harvest months."

        As processed production increases efficiencies at the Uruapan facility, the company also anticipates stepping up introduction of its ultra-high-pressure guacamole to the consumer channel. To date available primarily to the food-service category, where it has enjoyed outstanding acceptance and brisk demand since its introduction approximately 18 months ago, Cole said that several "significant retail customers" are awaiting delivery of the great-tasting guacamole product when Calavo commences wide-scale consumer production in the near future.

        Cole stated, "With our considerable resources and strong financial condition - including a flexible, unleveraged balance sheet, ample working capital and untapped borrowing lines - Calavo is positioned favorably to capitalize on opportunities that emerge in the produce industry."

        "We look to the third and fourth quarters with considerable confidence and are enthusiastic about our prospects for the balance of fiscal 2004," he concluded.

About Calavo

        Calavo Growers, Inc. is a worldwide leader in the procurement and marketing of fresh and processed avocados, as well as other perishable food products. Founded in 1924 and headquartered in Santa Ana, Calif., Calavo is the first name in avocados(TM) and markets its products to food distributors, produce wholesalers, supermarkets, and restaurants on a global basis.

        On Nov. 7, 2003, the company completed its acquisition of privately held Maui Fresh International, a multi-line marketer of specialty produce, including tropical fruits and vegetables. With a reputation for quality, Maui Fresh operates as a wholly owned subsidiary of Calavo and markets products under its respected brand name.

Safe Harbor Statement

This news release contains statements relating to future events and results of Calavo (including certain projections and business trends) that are "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. Actual results and events may differ from those projected as a result of certain risks and uncertainties. These risks and uncertainties include but are not limited to: increased competition, conducting substantial amounts of business internationally, pricing pressures on agricultural products, adverse weather and growing conditions confronting avocado growers, new governmental regulations, as well as other risks and uncertainties detailed from time to time in the company's Securities and Exchange Commission filings, including, without limitation, the company's Report on Form 10-K for the year ended October 31, 2003. These forward-looking statements are made only as of the date hereof, and the company undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.



                                      # # #

                              CALAVO GROWERS, INC.
                CONSOLIDATED CONDENSED BALANCE SHEETS (UNAUDITED)
              (ALL AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                                          APRIL 30,     OCTOBER 31,
                                                             2004          2003
                                                          ---------     -----------
ASSETS
Current assets:
   Cash and cash equivalents .......................       $   682       $ 5,375
   Accounts receivable, net of allowances of
   $1,626 (2004) and $1,219 (2003) .................        27,563        16,560
   Inventories, net ................................        12,612         8,021
   Prepaid expenses and other current assets .......         3,924         4,487
   Loans to growers ................................           291           353
   Advances to suppliers ...........................           430           624
   Deferred income taxes ...........................         1,379         1,379
                                                           -------       -------
      Total current assets .........................        46,881        36,799
Property, plant, and equipment, net ................        16,781        13,121
Goodwill ...........................................         3,591            --
Other assets .......................................         4,053         3,769
                                                           -------       -------
                                                           $71,306       $53,689
                                                           =======       =======
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
   Payable to growers ..............................       $15,783       $ 3,446
   Trade accounts payable ..........................         1,579         1,534
   Accrued expenses ................................         8,402         7,777
   Income taxes payable ............................           214            51
   Short-term borrowings ...........................         1,000            --
   Dividend payable ................................            --         3,232
   Current portion of long-term obligations ........            24            24
                                                           -------       -------
      Total current liabilities ....................        27,002        16,064
Long-term liabilities:
   Long-term obligations, less current portion .....            42            61
   Deferred income taxes ...........................           764           417
                                                           -------       -------
      Total long-term liabilities ..................           806           478
Total shareholders' equity .........................        43,498        37,147
                                                           -------       -------
                                                           $71,306       $53,689
                                                           =======       =======

                              CALAVO GROWERS, INC.
             CONSOLIDATED CONDENSED STATEMENTS OF INCOME (UNAUDITED)
              (ALL AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                                    THREE MONTHS ENDED            SIX MONTHS ENDED
                                                          APRIL 30,                   APRIL 30,
                                                  ----------------------      ------------------------
                                                      2004          2003           2004           2003
                                                  --------      --------      ---------      ---------
Net sales ...................................     $ 76,421      $ 57,393      $ 125,464      $ 101,622
Cost of sales ...............................       68,625        50,422        114,556         90,728
                                                  --------      --------      ---------      ---------
Gross margin ................................        7,796         6,971         10,908         10,894
Special charges .............................           --            98             --             98
Selling, general and administrative .........        4,012         4,130          7,727          7,321
                                                  --------      --------      ---------      ---------
Operating income ............................        3,784         2,743          3,181          3,475
Other income, net ...........................         (106)         (206)          (220)          (321)
                                                  --------      --------      ---------      ---------
Income before provision for income taxes ....        3,890         2,949          3,401          3,796
Provision for income taxes ..................        1,556         1,214          1,361          1,561
                                                  --------      --------      ---------      ---------
Net income ..................................     $  2,334      $  1,735      $   2,040      $   2,235
                                                  ========      ========      =========      =========
Net income per share:
 Basic ......................................     $   0.17      $   0.13      $    0.15      $    0.17
                                                  ========      ========      =========      =========
 Diluted ....................................     $   0.17      $   0.13      $    0.15      $    0.17
                                                  ========      ========      =========      =========
Number of shares used in per share
computation:
 Basic ......................................       13,507        12,930         13,488         12,892
                                                  ========      ========      =========      =========
 Diluted ....................................       13,589        12,960         13,571         12,922
                                                  ========      ========      =========      =========


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